UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2015

MECKLERMEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington Street, Suite 912, Norwalk, Connecticut 06854

(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 8, 2015, Mecklermedia Corporation (the “Company”) and its wholly owned subsidiaries, Mecklermedia.com Subsidiary Inc. and Inside Network, Inc., entered into a Note Modification Agreement with Drew Lane Holdings, LLC, a Delaware limited liability company. Pursuant to the agreement, the parties amended the Secured Promissory Note issued on March 18, 2015 to (i) increase the outstanding principal amount evidenced by the Note by $250,000 to $750,000 and (ii) provide that 70% of any disbursements of escrow property pursuant to the Escrow Agreement dated as of August 15, 2014, by and among Mecklermedia Corporation, PGM-MB Holdings LLC, and Deutsche Bank Trust Company Americas shall be paid to Drew Lane Holdings for application against all unpaid principal and accrued but unpaid interest. However, the maximum aggregate payments required to be made will not exceed 70% of the outstanding principal and accrued and unpaid interest of the Note when the first such repayment is made. All other terms of Secured Promissory Note remain unchanged.

The description of the transactions described in this Item 1.01 does not purport to be complete and is qualified in its entirety by the terms of the Note Modification Agreement, which is attached hereto as Exhibit 10.74.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 above is hereby incorporated by reference. In connection with entering into the Note Modification Agreement, the Company borrowed an additional $100,000 under the Secured Promissory Note. As of July 8, 2015, $600,000 remained outstanding under the note.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.74	Note Modification Agreement effective as of July 8, 2015, by and among Mecklermedia Corporation, Mecklermedia.com Subsidiary Inc., Inside Network, Inc. and Drew Lane Holdings, LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MECKLERMEDIA CORPORATION

Date: July 14, 2015
/s/ Alan M. Meckler
Alan M. Meckler
Chairman and Chief Executive Officer

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